UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2024

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland D04 C5Y6
(Address of principal executive offices)

Registrant's telephone number, including area code: + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.01 par value	ALKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On December 19, 2024, Alkermes, Inc., a subsidiary of Alkermes plc (the “Company”), prepaid in full all outstanding amounts under, and terminated, the Amended and Restated Credit Agreement, dated as of September 16, 2011 and amended and restated on September 25, 2012, as further amended by Amendment No. 2 on February 14, 2013, Amendment No. 3 and Waiver on May 22, 2013, Amendment No. 4 on October 12, 2016, Amendment No. 5 on March 26, 2018, Amendment No. 6 on March 12, 2021 and Amendment No. 7 on June 28, 2023 (the “Credit Agreement”), by and among Alkermes, Inc., as borrower, the Company and certain other subsidiaries of the Company, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and the financial institutions and entities party thereto as lenders. The Company did not incur any early termination penalties in connection with the termination of the Credit Agreement (other than customary breakage costs). All liens on the collateral securing the obligations under the Credit Agreement were released in connection with termination.

Material terms and conditions of the Credit Agreement were summarized in the Company’s Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission on June 28, 2023 and March 12, 2021, and such summaries are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: December 19, 2024	By:	/s/ David J. Gaffin
David J. Gaffin
Secretary